EXHIBIT 23

Plante & Moran, PLLC Suite 500 2601 Cambridge Court Aubum Hills, MI 48326 Tel: 248.375.7100 Fax: 248.375.7101 plantemoran.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference into the Registration Statement (File No. 333-146221) on Form S-8 for the Company’s 2006 Stock Incentive Plan of our report dated February 22, 2008 relating to the consolidated financial statements of Birmingham Bloomfield Bancshares, Inc. as of December 31, 2007 which appear in this Form 10-KSB of Birmingham Bloomfield Bancshares, Inc. for the year ended December 31, 2007.
/s/ Plante & Moran, PLLC
March 26, 2008